EXHIBIT 23.2

Consent of Arthur Andersen LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation of our report dated November 15, 1999 included or incorporated by reference in this Form 10-KSB, into McLaren Performance Technologies, Inc. previously filed Registration Statements No. 33-81688 and No. 333-32994.

/s/ Arthur Andersen LLP

Detroit, Michigan,
December 22, 2000.